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                                                                     EXHIBIT 4.2

                           AMENDMENT NO. 1 AND WAIVER

     This Amendment No. 1 and Waiver dated as of November 21, 2001 ("Waiver") is by and among the lenders party to the Second Amended and Restated Credit Agreement described below ("Lenders"), Union Bank of California, N.A., as agent for such Lenders ("Agent"), Edge Petroleum Corporation, a Delaware Corporation ("Parent"), Edge Petroleum Exploration Company, a Delaware corporation ("Edge Exploration"), and Edge Petroleum Operation Company, Inc., a Texas corporation ("Edge Operating" and together with the Parent and Edge Exploration, referred to collectively as the "Borrowers"), as borrowers under the Second Amended and Restated Credit Agreement.

                                  INTRODUCTION

     A. The Borrowers, the Agent and the Lenders are parties to the Second Amended and Restated Credit Agreement dated as of October 6, 2000 (the "Credit Agreement").

     B. A judgment in excess of $500,000 has been rendered against Edge Exploration in the suit titled Edge Petroleum Exploration Company, et al, vs. BNP Petroleum Corporation, et al; Cause No. DC-00-58, which was filed in the 29th Judicial District Court, Duval County, Texas (the "Adverse Judgment").

     C. The Borrower, the Agent and the Lenders wish to, subject to the terms and conditions of this Waiver, (1) acknowledge the existence of certain Defaults and Events of Default (each as defined in the Credit Agreement) as a result of the Adverse Judgment, (2) provide for a waiver of such existing Defaults and Events of Default, and (3) amend the Credit Agreement to extend the Final Maturity Date (as defined in the Credit Agreement).

     THEREFORE, the Borrowers, the Agent and the Lenders hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defined in this Waiver, each term used in this Waiver which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

     Section 2. Acknowledgement of Defaults and Event of Defaults. The Borrowers hereby acknowledge the existence of the following Defaults and Events of Defaults (the "Existing Defaults"): (a) any misrepresentation the Borrowers may have made under Section 4.9 of the Credit Agreement prior to the date hereof solely as a result of the existence of the Adverse Judgment; and (b) an Event of Default arising under Section 7.1(g) of the Credit Agreement as a result of the existence of the Adverse Judgment.

     Section 3. Waiver of Existing Defaults and Agreement of Lenders. (a) The Lenders hereby agree, subject to the terms of this Waiver, to waive the Existing Defaults. The waiver by the Lenders described in the preceding sentence is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Existing Defaults. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of the Sections covered by the Existing Defaults or any other terms,

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provisions, covenants, warranties or agreements contained in the Credit
Agreement or in any of the other Credit Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

     (b) The Lenders also hereby agree that, as of the date hereof and subject to the terms of this Waiver, the mere existence of the Adverse Judgement shall not constitute a Material Adverse Effect under the Credit Agreement. The agreement in the preceding sentence is limited to the existence of the Adverse Judgement and shall not be construed to be an agreement that (i) any other event or circumstance arising as a result of the existence of the Adverse Judgement shall not constitute a Material Adverse Effect under the Credit Agreement or
(ii) the existence of any other adverse judgements occurring hereafter shall not constitute a Material Adverse Effect under the Credit Agreement.

     Section 4. Amendment. The following term, which is defined in Section 1.2 of the Credit Agreement, is hereby amended in its entirety to read as follows:

     "Final Maturity Date" shall mean October 6, 2003.

     Section 5. Representations and Warranties. Each of the Borrowers represents and warrants to the Agent and the Lenders that: (a) after giving effect to this Waiver, all of the representations and warranties of the Borrowers set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Waiver, except as a result of the transactions expressly permitted under such Credit Agreement and Credit Documents and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date; (b) the execution, delivery and performance of this Waiver are within each of the Borrower's corporate power and authority and have been duly authorized by appropriate proceedings by each of the Borrowers, (c) this Waiver constitutes a legal, valid and binding obligation of each of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity; and (d) other than the Existing Defaults that have been waived pursuant to this Waiver, no Default or Event of Default has occurred and is continuing.

     Section 6. Effectiveness. This Waiver shall become effective, and the waiver provisions provided for herein shall be effective as of the date of this Waiver, upon satisfaction of the following conditions precedent: (a) the Borrowers, the Agent and the Lenders shall have delivered duly and validly executed originals (unless otherwise indicated) of this Waiver to the Agent;
(b) the representations and warranties in this Waiver shall be true and correct in all material respects; (c) on the date of this Waiver, the Borrowers shall have paid a waiver fee of $5,000 to the Agent for the account of the Lenders; and (d) the Borrowers shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 5.14 of the Credit Agreement.

     Section 7. Effect on Loan Documents. Each of the Borrowers, the Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and
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acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect. Other than the waiver of the Existing Defaults as expressly set forth Section 3 above, nothing herein shall act as a waiver of any of the Agent's or Lender's rights under the Loan Documents, as amended, including the waiver of any other Default or Event of Default, however denominated. From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Waiver. This Waiver is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Waiver shall be a Default or Event of Default, as applicable, under the Credit Agreement.

     Section 8. Choice of Law. This Waiver shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to principles thereof relating to conflicts of laws.

     Section 9. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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     EXECUTED as of the 21st day of November, 2001.

                                   UNION BANK OF CALIFORNIA, N.A., as Agent and as the sole Lender


                                   By:    /s/ DAMIEN MELBURGER
                                      -------------------------------
                                   Name:  Damien Melburger
                                        -----------------------------
                                   Title: Senior Vice President
                                         ----------------------------

                                   BORROWERS:

                                   EDGE PETROLEUM CORPORATION


                                   By:    /s/ MICHAEL G. LONG
                                      -------------------------------
                                          Michael G. Long
                                          Chief Financial Officer

                                   EDGE PETROLEUM EXPLORATION
                                   COMPANY


                                   By:    /s/ MICHAEL G. LONG
                                      -------------------------------
                                          Michael G. Long
                                          Chief Financial Officer

                                   EDGE PETROLEUM OPERATING
                                   COMPANY, INC.


                                   By:    /s/ MICHAEL G. LONG
                                      -------------------------------
                                          Michael G. Long
                                          Chief Financial Officer

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